Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

•                  Registration Statement (Form S-3 No. 333-128834) of Ameriprise Financial, Inc.,

•                  Registration Statement (Form S-8 No. 333-128789) pertaining to the Ameriprise Financial 2005 Incentive Compensation Plan of Ameriprise Financial, Inc.,

•                  Registration Statements (Form S-8 No. 333-128790 and No. 333-156074) pertaining to the Ameriprise Financial 401(k) Plan of Ameriprise Financial, Inc.,

•                  Registration Statements (Form S-8 No. 333-128791 and No. 333-150677) pertaining to the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors of Ameriprise Financial, Inc.,

•                  Registration Statement (Form S-8 No. 333-156075) pertaining to the Ameriprise Financial 2008 Employment Incentive Equity Award Plan,

•                  Registration Statement (Form S-3ASR No. 333-158972) of Ameriprise Financial, Inc. and Ameriprise Capital Trusts I through IV, and

•                  Registration Statement (Form S-8 No. 333-159025) pertaining to the Ameriprise Advisor Group Deferred Compensation Plan;

of our report dated February 24, 2012 relating to the consolidated financial statements and the financial statement schedule of Ameriprise Financial, Inc. and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2011.

Minneapolis, MN

February 24, 2012